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Jay Johnson
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FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER 2018 RESULTS
Increases Share Repurchase Authorization
Launches Repositioning of Frenchman's Reef
Pending Acquisition of California Luxury Resort on Track

BETHESDA, Maryland, Monday, November 5, 2018 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 30 premium hotels in the United States, today announced results of operations for the quarter ended September 30, 2018.

Third Quarter 2018 Highlights

•	Net Income: Net income was $31.4 million and earnings per diluted share was $0.15.

•	Comparable RevPAR: RevPAR was $192.07, a 0.7% decrease from the comparable period of 2017.

•
Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 31.51%, a 4 basis point contraction from the comparable period of 2017. The Company maintained tight cost controls with total comparable hotel expenses increasing only 1.4%.

•	Adjusted EBITDA: Adjusted EBITDA was $70.3 million, an increase of $7.2 million from 2017.

•	Adjusted FFO: Adjusted FFO was $56.9 million and Adjusted FFO per diluted share was $0.27.

•
Business Interruption Income: The Company recognized $8.2 million of business interruption income during the quarter related to the insurance claims for Frenchman's Reef and Morning Star Marriott Beach Resort, Havana Cabana Key West and The Lodge at Sonoma Renaissance Resort & Spa.

•	Insurance Claim Settlements: The Company settled its insurance claims for the Havana Cabana Key West and The Lodge at Sonoma Renaissance Resort & Spa in July 2018.

•	Dividends: The Company declared a dividend of $0.125 per share during the third quarter, which was paid on October 12, 2018.
Recent Development

•	October RevPAR: Comparable RevPAR for October 2018 increased 3.0% from the comparable period in 2017.
Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “While third quarter results came in modestly below expectations, our asset management team did an excellent job maintaining cost controls during the quarter. We are adjusting our full year 2018 RevPAR guidance to reflect recent weather events and headwinds from the union strike at our Westin Boston. Separately, we are excited to announce the launch of the rebuilding and repositioning of the Frenchman's Reef and Morning Star Beach Resort into what will be one of the finest resorts in the Caribbean. Finally, our luxury resort acquisition in Northern California remains on track to close during the fourth quarter.”
Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include our 2018 and 2017 acquisitions for all periods presented and exclude the Frenchman's Reef and Morning Star Marriott Beach Resort (“Frenchman's Reef”) and Havana Cabana Key West for all periods presented due to the closure of these hotels. In addition, comparable operating results exclude Hotel Rex beginning September 1, 2018 and the comparable period of 2017 due to the closure of the hotel for renovation. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended September 30, 2018, the Company reported the following:

	Third Quarter
	2018	2017	Change
Comparable Operating Results (1)
ADR	$233.14	$227.91	2.3%
Occupancy	82.4%	84.9%	-2.5 percentage points
RevPAR	$192.07	$193.45	-0.7%
Revenues	$219.1 million	$217.9 million	0.6%
Hotel Adjusted EBITDA Margin	31.51%	31.55%	-4 basis points

Actual Operating Results (2)
Revenues	$220.8 million	$223.5 million	-1.2%
Net income	$31.4 million	$21.6 million	$9.8 million
Earnings per diluted share	$0.15	$0.11	$0.04
Adjusted EBITDA	$70.3 million	$63.1 million	$7.2 million
Adjusted FFO	$56.9 million	$50.1 million	$6.8 million
Adjusted FFO per diluted share	$0.27	$0.25	$0.02
(1) Comparable operating results exclude Frenchman’s Reef and Havana Cabana Key West for all periods presented and Hotel Rex from September 1, 2018 to September 30, 2018 and the comparable period of 2017 and include pre-acquisition operating results for The Landing Resort & Spa and Hotel Palomar Phoenix from July 1, 2017 to September 30, 2017. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include Frenchman’s Reef, Havana Cabana Key West and Hotel Rex and the operating results of hotels acquired for the Company's respective ownership periods.

The Company's operating results for the quarter ended September 30, 2018 were negatively impacted by renovation disruption at the Vail Marriott and the Westin Fort Lauderdale Beach Resort. Excluding both hotels, the Company's Comparable RevPAR increased 0.7% and Comparable Hotel Adjusted EBITDA margins expanded 35 basis points.

For the nine months ended September 30, 2018, the Company reported the following:

	Year to Date
	2018	2017	Change
Comparable Operating Results (1)
ADR	$231.73	$226.24	2.4%
Occupancy	79.8%	80.9%	- 1.1 percentage points
RevPAR	$184.87	$183.09	1.0%
Revenues	$642.6 million	$633.9 million	1.4%
Hotel Adjusted EBITDA Margin	30.45%	31.13%	-68 basis points

Actual Operating Results (2)
Revenues	$640.3 million	$663.0 million	-3.4%
Net income	$63.8 million	$67.1 million	-$3.3 million
Earnings per diluted share	$0.31	$0.33	-$0.02
Adjusted EBITDA	$189.5 million	$188.1 million	$1.4 million
Adjusted FFO	$156.2 million	$150.2 million	$6.0 million
Adjusted FFO per diluted share	$0.76	$0.75	$0.01
(1) Comparable operating results exclude Frenchman’s Reef and Havana Cabana Key West for all periods presented and Hotel Rex from September 1, 2018 to September 30, 2018 and the comparable period of 2017 and include pre-acquisition operating results for The Landing Resort & Spa and Hotel Palomar Phoenix from January 1, 2018 to February 28, 2018 and January 1, 2017 to September 30, 2017 and for L'Auberge de Sedona and Orchards Inn Sedona from January 1, 2017 to February 27, 2017. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include Frenchman’s Reef, Havana Cabana Key West and Hotel Rex and the operating results of hotels acquired for the Company's respective ownership periods.

Update on Insurance Claims

As previously disclosed, the Company has filed insurance claims resulting from the hurricanes that impacted Frenchman’s Reef and Havana Cabana Key West in 2017, as well as from the 2017 wildfires in Northern California that impacted The Lodge at Sonoma. In July 2018, the Company settled the insurance claims for Havana Cabana Key West and The Lodge at Sonoma. During the third quarter, the Company recognized $8.2 million of business interruption income related to Frenchman's Reef, Havana Cabana Key West and The Lodge at Sonoma, as well as a $1.7 million gain on the settlement of the property damage claim for Havana Cabana Key West. Year to date, the Company has recognized $16.3 million of business interruption income.

Frenchman’s Reef: During the third quarter, the Company signed a memorandum of understanding with the government of the U.S. Virgin Islands to support the rebuilding of the hotel, which was significantly damaged by last year's hurricanes and remains closed. The public-private partnership will provide economic support for the rebuilding of the hotel, as well as ongoing tax incentives once the hotel is reopened. With the site fully stabilized, the Company has begun preparations for a comprehensive rebuild to begin in the fourth quarter. The Company projects that Frenchman’s Reef will reopen in the second quarter of 2020.

The Company submitted an updated insurance claim during the third quarter and is working diligently with its insurance carriers to ensure the best outcome for its shareholders, while negotiating with major hotel operators regarding the future branding and management of the resort. The Company has filed a supplement to its investor presentation with additional details regarding the rebuild and future vision for Frenchman’s Reef.

Capital Expenditures

The Company invested approximately $76.8 million in capital improvements at its hotels during the nine months ended September 30, 2018, primarily related to the completion of renovations at the Chicago Marriott Downtown, Havana Cabana Key West, Bethesda Marriott Suites, Westin Boston Waterfront Hotel, Westin Fort Lauderdale Beach Resort and the Vail Marriott Mountain Resort & Spa. The Company continues to expect to spend approximately $135 million for capital improvements in 2018. Significant projects planned for the remainder of 2018 include:

•
Hotel Rex: In connection with its addition to the Viceroy Collection, the Company commenced a comprehensive renovation and re-positioning of the hotel in September 2018. The hotel is closed for approximately four months during renovation and will reopen as the Hotel Emblem. The renovation is expected to be completed in time to take advantage of an expected strong 2019 lodging market in San Francisco.

•
JW Marriott Denver: The Company expects to begin renovating the hotel's guest rooms, public space and meeting rooms in the fourth quarter of 2018, with the majority of the work occurring in 2019. The renovation is expected to secure the hotel's position as the top luxury hotel in the high-end Cherry Creek submarket of Denver.

The Company incurred approximately $2.5 million in displacement of Hotel Adjusted EBITDA for the third quarter of 2018, primarily attributed to the renovations of the Vail Marriott Mountain Resort & Spa, Westin Fort Lauderdale Beach Resort and Hotel Rex. The Company anticipates approximately $1.0 million in additional Hotel Adjusted EBITDA displacement for the remainder of 2018, which is primarily attributable to the renovation closure of the Hotel Rex.

Pending Acquisition Update

As previously disclosed, the Company is under contract to purchase a luxury resort in California for approximately $150 million. In connection with the acquisition, the Company will issue up to 1.2 million of common limited partnership interests in the Company's Operating Partnership to the sellers at $11.76 per unit. While certain closing conditions remain, the Company expects the transaction to close before the end of the 2018.

Balance Sheet

As of September 30, 2018, the Company had $169.7 million of unrestricted cash on hand and approximately $931.6 million of total debt, which primarily consisted of property-specific mortgage debt and $300.0 million of unsecured term loans. The Company currently has no outstanding borrowings on its $300.0 million senior unsecured credit facility and 22 of its 30 hotels are unencumbered by debt.

Subsequent to the end of the quarter, the Company entered into a new five-year $50 million term loan to support the Company’s pending acquisition. The term loan will be funded upon closing of the acquisition before the end of the year. The interest rate on the term loan is based on a pricing grid ranging from 140 to 220 basis points over LIBOR, based on the Company's leverage ratio.

Increased Share Repurchase Authorization

The Board of Directors approved an increase to the Company's share repurchase authorization from $150 million to $250 million.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.125 per share to stockholders of record as of September 28, 2018. The dividend was paid on October 12, 2018.

Guidance
The Company is providing annual guidance for 2018, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

The Company is revising its 2018 guidance for RevPAR growth primarily to incorporate the impact of weather events in the third quarter, the union strike at the Westin Boston Waterfront Hotel in the fourth quarter and ongoing Marriott/Starwood integration issues. Adjusted EBITDA is further revised for the impact of higher than expected property tax reassessments in Chicago and lower than expected business interruption income. The Company expects the full year 2018 results to be as follows:

	Previous Guidance		Revised Guidance		Change at Midpoint
Metric	Low End	High End	Low End	High End

Comparable RevPAR Growth	1.5 percent	2.5 percent	1.0 percent	1.5 percent	-75 bps
Adjusted EBITDA	$254 million	$263 million	$250 million	$255 million	-$6.0 million
Adjusted FFO	$205 million	$212 million	$205 million	$209 million	-$1.5 million
Adjusted FFO per share (based on 206.6 million diluted shares)	$0.99 per share	$1.03 per share	$0.99 per share	$1.01 per share	-$0.01 per share

The guidance above incorporates the following assumptions:

•	Business interruption insurance income of approximately $19 million;

•	Corporate expenses of approximately $29 million;

•	Real estate taxes of approximately $56 million, which increased $1 million compared to prior guidance due to recent assessments at the Company's Chicago hotels;

•	Interest expense of approximately $41 million;

•	Income tax expense of $4 million to $5 million; and

•	Does not include the pending acquisition.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information. The operating information includes the Company's 2018 and 2017 acquisitions and excludes Frenchman's Reef and Havana Cabana Key West for all periods presented and Hotel Rex for September 1, 2017 to December 31, 2017.

	Quarter 1, 2017	Quarter 2, 2017	Quarter 3, 2017	Quarter 4, 2017	Full Year 2017
ADR	$211.28	$237.36	$227.91	$236.21	$228.66
Occupancy	73.2%	84.6%	84.9%	77.5%	80.1%
RevPAR	$154.64	$200.85	$193.45	$183.17	$183.11
Revenues (in thousands)	$184,233	$231,798	$217,882	$213,038	$846,951
Hotel Adjusted EBITDA (in thousands)	$47,423	$81,192	$68,736	$66,435	$263,786
% of full Year	17.9%	30.8%	26.1%	25.2%	100.0%
Hotel Adjusted EBITDA Margin	25.74%	35.03%	31.55%	31.18%	31.15%
Available Rooms	840,690	850,031	852,000	849,086	3,391,807
Earnings Call
The Company will host a conference call to discuss its third quarter results on Tuesday, November 6, 2018, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 9849529. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 30 premium quality hotels with over 9,900 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Property and equipment, net	$2,802,889	$2,692,286
Restricted cash	42,624	40,204
Due from hotel managers	100,613	86,621
Favorable lease assets, net	46,216	26,690
Prepaid and other assets (1)	16,330	71,488
Cash and cash equivalents	169,654	183,569
Total assets	$3,178,326	$3,100,858
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$633,139	$639,639
Term loans, net of unamortized debt issuance costs	298,498	298,153
Total debt	931,637	937,792

Deferred income related to key money, net	11,838	14,307
Unfavorable contract liabilities, net	73,977	70,734
Deferred ground rent	91,957	86,614
Due to hotel managers	64,879	74,213
Dividends declared and unpaid	26,648	25,708
Accounts payable and accrued expenses (2)	61,177	57,845
Total other liabilities	330,476	329,421
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 207,840,943 and 200,306,733 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	2,078	2,003
Additional paid-in capital	2,157,968	2,061,451
Accumulated deficit	(243,833)	(229,809)
Total stockholders’ equity	1,916,213	1,833,645
Total liabilities and stockholders’ equity	$3,178,326	$3,100,858

(1) Includes $55.8 million of insurance receivables as of December 31, 2017, $0.9 million of deferred tax assets, $5.5 million and $8.0 million of prepaid expenses and $9.9 million and $6.8 million of other assets as of September 30, 2018 and December 31, 2017, respectively.

(2) Includes $6.0 million of deferred tax liabilities, $3.3 million and $11.2 million of accrued hurricane-related costs, $17.3 million and $15.3 million of accrued property taxes, $17.8 million and $11.7 million of accrued capital expenditures, and $16.8 million and $13.6 million of other accrued liabilities as of September 30, 2018 and December 31, 2017, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Rooms	$165,750	$167,990	$469,786	$483,305
Food and beverage	42,922	42,651	135,286	140,191
Other	12,146	12,845	35,225	39,472
Total revenues	220,818	223,486	640,297	662,968
Operating Expenses:
Rooms	41,779	41,945	117,972	120,411
Food and beverage	29,047	30,794	88,202	93,324
Management fees	6,099	5,356	15,542	18,317
Other hotel expenses	78,731	77,769	241,437	228,036
Depreciation and amortization	26,369	25,083	77,304	75,031
Impairment losses	—	2,357	—	2,357
Hotel acquisition costs	—	(245)	—	2,028
Corporate expenses	4,521	6,109	22,139	19,199
Business interruption insurance income	(8,227)	—	(16,254)	—
Gain on property insurance settlement	(1,730)	—	(1,730)	—
Total operating expenses, net	176,589	189,168	544,612	558,703
Operating profit	44,229	34,318	95,685	104,265

Interest and other income, net	(621)	(372)	(1,428)	(923)
Interest expense	10,233	9,692	30,384	28,790
Loss on early extinguishment of debt	—	—	—	274
Total other expenses, net	9,612	9,320	28,956	28,141
Income before income taxes	34,617	24,998	66,729	76,124
Income tax expense	(3,174)	(3,375)	(2,939)	(9,019)
Net income	$31,443	$21,623	$63,790	$67,105
Earnings per share:
Basic earnings per share	$0.15	$0.11	$0.31	$0.33
Diluted earnings per share	$0.15	$0.11	$0.31	$0.33

Weighted-average number of common shares outstanding:
Basic	208,758,945	200,834,910	204,520,637	200,767,104
Diluted	209,597,037	201,424,400	205,349,762	201,353,649

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDA, FFO and Hotel EBITDA

We adjust EBITDA, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•
Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets. We exclude these non-cash items because they do not reflect the actual rent amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable and unfavorable contracts recorded in conjunction with certain acquisitions because the non-cash amortization is based on historical cost accounting and is of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•
Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains from insurance proceeds, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$31,443	$21,623	$63,790	$67,105
Interest expense	10,233	9,692	30,384	28,790
Income tax expense	3,174	3,375	2,939	9,019
Real estate related depreciation and amortization	26,369	25,083	77,304	75,031
EBITDA	71,219	59,773	174,417	179,945
Impairment losses	—	2,357	—	2,357
Gain on sale of hotel properties	—	—	—	—
EBITDAre	71,219	62,130	174,417	182,302
Non-cash ground rent	1,838	1,591	5,316	4,756
Non-cash amortization of favorable and unfavorable contract liabilities, net	(495)	(478)	(1,474)	(1,434)
Hotel acquisition costs (1)	—	(245)	—	2,028
Hurricane-related costs (2)	1,690	1,493	3,005	1,493
Hotel manager transition and pre-opening items (3)	100	(1,362)	(1,699)	(1,362)
Gain on property insurance settlement	(1,730)	—	(1,730)	—
Loss on early extinguishment of debt	—	—	—	274
Severance costs (4)	(2,351)	—	11,691	—
Adjusted EBITDA	$70,271	$63,129	$189,526	$188,057

(1)
During the three months ended September 30, 2017, we recorded a refund of $0.2 million of transfer taxes originally paid to the City and County of San Francisco in connection with our acquisition of the Hotel Rex.

(2)
Represents stabilization, cleanup, and other costs (such as professional fees and hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(3)
Three months ended September 30, 2018 consists of $0.1 million related to manager transition costs at L'Auberge de Sedona and Orchards Inn Sedona and pre-opening costs related to the reopening of the Havana Cabana Key West and Hotel Rex. Nine months ended September 30, 2018 consists of (a) manager transition costs of $0.1 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.4 million related to the reopening of the Havana Cabana Key West and Hotel Rex, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement. Three and nine months ended September 30, 2017 consists of items related to the hotel manager change at the Courtyard Manhattan Midtown East as follows: (a) employee severance costs of approximately $0.4 million, (b) transition costs of approximately $0.1 million, offset by $1.9 million of accelerated amortization of key money in connection with the termination of the management agreement with Marriott.

(4) Three months ended September 30, 2018 consists of the reversal of expenses related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations. Nine months ended September 30, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.8 million related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2018 Guidance
	Low End	High End
Net income	$85,230	$88,230
Interest expense	41,000	41,000
Income tax expense	4,000	5,000
Real estate related depreciation and amortization	103,000	104,000
EBITDAre	233,230	238,230
Non-cash ground rent	7,100	7,100
Non-cash amortization of favorable and unfavorable contracts, net	(1,900)	(1,900)
Hotel manager transition and pre-opening items	(1,400)	(1,400)
Gain on property insurance settlement	(1,730)	(1,730)
Hurricane-related costs	3,000	3,000
Severance costs	11,700	11,700
Adjusted EBITDA	$250,000	$255,000

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$31,443	$21,623	$63,790	$67,105
Interest expense	10,233	9,692	30,384	28,790
Income tax expense	3,174	3,375	2,939	9,019
Real estate related depreciation and amortization	26,369	25,083	77,304	75,031
EBITDA	71,219	59,773	174,417	179,945
Corporate expenses	4,521	6,109	22,139	19,199
Interest and other income, net	(621)	(372)	(1,428)	(923)
Hotel acquisition costs (1)	—	(245)	—	2,028
Loss on early extinguishment of debt	—	—	—	274
Hurricane-related costs (2)	1,690	1,493	3,005	1,493
Impairment losses	—	2,357	—	2,357
Severance (3)	—	—	10,914	—
Gain on property insurance settlement	(1,730)	—	(1,730)	—
Hotel EBITDA	75,079	69,115	207,317	204,373
Non-cash ground rent	1,838	1,591	5,316	4,756
Non-cash amortization of favorable and unfavorable contract liabilities, net	(495)	(478)	(1,474)	(1,434)
Hotel manager transition and pre-opening items (4)	100	(1,362)	(1,699)	(1,362)
Hotel Adjusted EBITDA	$76,522	$68,866	$209,460	$206,333

(1)     During the three months ended September 30, 2017, we recorded a refund of $0.2 million of transfer taxes originally paid to the City and County of San Francisco in connection with our acquisition of the Hotel Rex.
(2)     Represents stabilization, cleanup, and other costs (such as professional fees and hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(3) Represents payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the condensed consolidated statement of operations.
(4) Three months ended September 30, 2018 consists of $0.1 million related to manager transition costs at L'Auberge de Sedona and Orchards Inn Sedona and pre-opening costs related to the reopening of the Havana Cabana Key West and Hotel Rex. Nine months ended September 30, 2018 consists of (a) manager transition costs of $0.1 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.4 million related to the reopening of the Havana Cabana Key West and Hotel Rex, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement. Three and nine months ended September 30, 2017 consists of items related to the hotel manager change at the Courtyard Manhattan Midtown East as follows: (a) employee severance costs of approximately $0.4 million, (b) transition costs of approximately $0.1 million, offset by $1.9 million of accelerated amortization of key money in connection with the termination of the management agreement with Marriott.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2018	2017	2018	2017
Net income	$31,443	$21,623	$63,790	$67,105
Real estate related depreciation and amortization	26,369	25,083	77,304	75,031
Impairment losses	—	2,357	—	2,357
FFO	57,812	49,063	141,094	144,493
Non-cash ground rent	1,838	1,591	5,316	4,756
Non-cash amortization of favorable and unfavorable contract liabilities, net	(495)	(478)	(1,474)	(1,434)
Hotel acquisition costs (1)	—	(245)	—	2,028
Hurricane-related costs (2)	1,690	1,493	3,005	1,493
Hotel manager transition and pre-opening items (3)	100	(1,362)	(1,699)	(1,362)
Gain on property insurance settlement	(1,730)	—	(1,730)	—
Loss on early extinguishment of debt	—	—	—	274
Severance costs (4)	(2,351)	—	11,691	—
Fair value adjustments to debt instruments	—	—	—	—
Adjusted FFO	$56,864	$50,062	$156,203	$150,248
Adjusted FFO per diluted share	$0.27	$0.25	$0.76	$0.75

(1)
During the three months ended September 30, 2017, we recorded a refund of $0.2 million of transfer taxes originally paid to the City and County of San Francisco in connection with our acquisition of the Hotel Rex.

(2)
Represents stabilization, cleanup, and other costs (such as professional fees and hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(3)
Three months ended September 30, 2018 consists of $0.1 million related to manager transition costs at L'Auberge de Sedona and Orchards Inn Sedona and pre-opening costs related to the reopening of the Havana Cabana Key West and Hotel Rex. Nine months ended September 30, 2018 consists of (a) manager transition costs of $0.1 million related to the Hotel Rex, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.4 million related to the reopening of the Havana Cabana Key West and Hotel Rex, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement. Three and nine months ended September 30, 2017 consists of items related to the hotel manager change at the Courtyard Manhattan Midtown East as follows: (a) employee severance costs of approximately $0.4 million, (b) transition costs of approximately $0.1 million, offset by $1.9 million of accelerated amortization of key money in connection with the termination of the management agreement with Marriott.

(4) Three months ended September 30, 2018 consists of the reversal of expenses related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations. Nine months ended September 30, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.8 million related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2018 Guidance
	Low End	High End
Net income	$85,230	$88,230
Real estate related depreciation and amortization	103,000	104,000
FFO	188,230	192,230
Non-cash ground rent	7,100	7,100
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,900)	(1,900)
Hotel manager transition and pre-opening items	(1,400)	(1,400)
Gain on property insurance settlement	(1,730)	(1,730)
Hurricane-related costs	3,000	3,000
Severance costs	11,700	11,700
Adjusted FFO	$205,000	$209,000
Adjusted FFO per diluted share	$0.99	$1.01

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2018 and 2017 acquisitions and excludes the results for the closed hotels (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$220,818	$223,486	$640,297	$662,968
Hotel revenues from prior ownership (1)	—	7,676	5,305	27,268
Hotel revenues from closed hotels (2)	(1,763)	(13,280)	(3,018)	(56,323)
Comparable Revenues	$219,055	$217,882	$642,584	$633,913

Hotel Adjusted EBITDA	$76,522	$68,866	$209,460	$206,333
Hotel Adjusted EBITDA from prior ownership (1)	—	2,146	1,766	7,218
Hotel Adjusted EBITDA from closed hotels (2)	(7,494)	(2,276)	(15,528)	(16,201)
Comparable Hotel Adjusted EBITDA	$69,028	$68,736	$195,698	$197,350

Hotel Adjusted EBITDA Margin	34.65%	30.81%	32.71%	31.12%
Comparable Hotel Adjusted EBITDA Margin	31.51%	31.55%	30.45%	31.13%

(1)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and January 1, 2017 to September 30, 2017, respectively and the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017. The pre-acquisition operating results were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2)
Amounts represent the operating results of Frenchman's Reef and Havana Cabana Key West for all time periods presented and the operating results of Hotel Rex from September 1 through September 30, 2018 and 2017, respectively.

Comparable Hotel Operating Expenses
The following table sets forth hotel operating expenses for the three and nine months ended September 30, 2018 and 2017 for each of the hotels that we owned during these periods. Our GAAP hotel operating expenses for the three and nine months ended September 30, 2018 and 2017 consisted of the line items set forth below (dollars in thousands) under the column titled “As Reported.” The amounts reported in this column include amounts that are not comparable period-over-period. In order to reflect the period in 2018 comparable to 2017, the amounts in the column titled “Adjustments for Acquisitions” represent the pre-acquisition operating costs of The Landing Resort & Spa and the Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and January 1, 2017 to September 30, 2017, respectively, and the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017. The amounts in the column titled “Adjustments for Closed Hotels” represent the operating costs for all periods presented of Frenchman's Reef and Havana Cabana Key West and Hotel Rex from September 1, 2018 to September 30, 2018 and the comparable period of 2017. Both Frenchman's Reef and Havana Cabana Key West closed in early September 2017 in advance of Hurricane Irma. Havana Cabana Key West reopened in April 2018 and Frenchman's Reef remains closed. Hotel Rex closed on September 4, 2018 for a comprehensive renovation. We provide this important supplemental information to our investors because this information provides a useful means for investors to measure our operating performance on a comparative basis. See the column titled “Comparable."
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP in this release. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations at our hotels that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. In particular, we note the pre-acquisition operating results set forth in the column titled “Adjustments for Acquisitions” were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by our independent auditors.

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Three Months Ended September 30,							Three Months Ended September 30,
	2018	2017	% Change	2018	2017	2018	2017	2018	2017	% Change

Rooms departmental expenses	$41,779	$41,945	(0.4)%	$(404)	$(1,883)	$—	$1,177	$41,375	$41,239	0.3%
Food and beverage departmental expenses	29,047	30,794	(5.7)%	(211)	(4,208)	—	1,916	28,836	28,502	1.2%
Other direct departmental	2,598	3,082	(15.7)%	(48)	(675)	—	100	2,550	2,507	1.7%
General and administrative	18,212	19,181	(5.1)%	(246)	(1,480)	—	776	17,966	18,477	(2.8)%
Utilities	5,567	6,487	(14.2)%	(101)	(1,247)	—	364	5,466	5,604	(2.5)%
Repairs and maintenance	8,035	8,776	(8.4)%	(107)	(741)	—	181	7,928	8,216	(3.5)%
Sales and marketing	15,705	15,155	3.6%	(161)	(1,231)	—	499	15,544	14,423	7.8%
Franchise fees	6,503	6,231	4.4%	—	—	—	—	6,503	6,231	4.4%
Base management fees	4,725	3,373	40.1%	(52)	(372)	—	197	4,673	3,198	46.1%
Incentive management fees	1,374	1,983	(30.7)%	—	—	—	—	1,374	1,983	(30.7)%
Property taxes	14,157	13,078	8.3%	276	(86)	—	57	14,433	13,049	10.6%
Ground rent	2,974	2,573	15.6%	—	—	—	426	2,974	2,999	(0.8)%
Insurance	1,996	1,526	30.8%	(122)	(331)	—	35	1,874	1,230	52.4%
Hurricane-related costs	1,690	—	100.0%	(1,690)	—	—	—	—	—	—%
Hotel manager transition/pre-opening items	100	—	100.0%	(100)	—	—	—	—	—	—%
Other fixed expenses	1,194	1,680	(28.9)%	(169)	(102)	—	99	1,025	1,677	(38.9)%
Total hotel operating expenses	$155,656	$155,864	(0.1)%	$(3,135)	$(12,356)	$—	$5,827	$152,521	$149,335	2.1%
Hurricane-related costs	(1,690)	(1,493)	(13.2)%	1,690	1,351	—	—	—	(142)	100.0%
Hotel manager transition/pre-opening items	(100)	1,362	(107.3)%	100	—	—	—	—	1,362	(100.0)%
Non-cash ground rent	(1,838)	(1,591)	15.5%	—	—	—	(296)	(1,838)	(1,887)	(2.6)%
Non-cash amortization of favorable and unfavorable contract liabilities, net	495	478	3.6%	—	—	—	—	495	478	3.6%
Total adjusted hotel operating expenses	$152,523	$154,620	(1.4)%	$(1,345)	$(11,005)	$—	$5,531	$151,178	$149,146	1.4%

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Nine Months Ended September 30,							Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	2018	2017	2018	2017	% Change

Rooms departmental expenses	$117,972	$120,411	(2.0)%	$(698)	$(7,136)	$788	$4,332	$118,062	$117,607	0.4%
Food and beverage departmental expenses	88,202	93,324	(5.5)%	(353)	(12,669)	1,163	6,665	89,012	87,320	1.9%
Other direct departmental	7,617	9,169	(16.9)%	(98)	(2,138)	102	540	7,621	7,571	0.7%
General and administrative	54,514	56,687	(3.8)%	(391)	(5,322)	467	2,910	54,590	54,275	0.6%
Utilities	15,600	18,627	(16.3)%	(185)	(3,908)	138	993	15,553	15,712	(1.0)%
Repairs and maintenance	23,908	26,336	(9.2)%	(198)	(2,848)	126	803	23,836	24,291	(1.9)%
Sales and marketing	45,878	44,584	2.9%	(296)	(3,977)	340	1,873	45,922	42,480	8.1%
Franchise fees	19,282	17,277	11.6%	—	—	—	—	19,282	17,277	11.6%
Base management fees	11,407	13,733	(16.9)%	2,090	(1,593)	173	782	13,670	12,922	5.8%
Incentive management fees	4,135	4,584	(9.8)%	—	—	—	—	4,135	4,584	(9.8)%
Property taxes	41,950	39,178	7.1%	175	(207)	81	256	42,206	39,227	7.6%
Ground rent	8,651	7,703	12.3%	—	—	50	975	8,701	8,678	0.3%
Insurance	5,135	4,858	5.7%	(283)	(1,232)	38	176	4,890	3,802	28.6%
Severance costs	10,914	—	100.0%	—	—	—	—	10,914	—	100.0%
Hurricane-related costs	3,005	—	100.0%	(3,005)	—	—	—	—	—	—%
Hotel manager transition/pre-opening items	484	—	100.0%	(399)	—	—	—	85	—	100.0%
Other fixed expenses	4,499	3,617	24.4%	(171)	(443)	124	444	4,452	3,618	23.1%
Total hotel operating expenses	$463,153	$460,088	0.7%	$(3,812)	$(41,473)	$3,590	$20,749	$462,931	$439,364	5.4%
Severance costs	(10,914)	—	(100.0%)	—	—	—	—	(10,914)	—	(100.0%)
Hurricane-related costs	(3,005)	(1,493)	(101.3%)	3,005	1,351	—	—	—	(142)	100.0%
Hotel manager transition/pre-opening items	1,699	1,362	24.7%	(1,784)	—	—	—	(85)	1,362	(106.2%)
Non-cash ground rent	(5,316)	(4,756)	11.8%	—		(50)	(699)	(5,366)	(5,455)	(1.6)%
Non-cash amortization of unfavorable contract liabilities	1,474	1,434	2.8%	—	—	—	—	1,474	1,434	2.8%
Total adjusted hotel operating expenses	$447,091	$456,635	(2.1)%	$(2,591)	$(40,122)	$3,540	$20,050	$448,040	$436,563	2.6%

Market Capitalization as of September 30, 2018
(in thousands)
Enterprise Value

Common equity capitalization (at September 30, 2018 closing price of $11.67/share)	$2,443,599
Consolidated debt (face amount)	937,429
Cash and cash equivalents	(169,654)
Total enterprise value	$3,211,374
Share Reconciliation

Common shares outstanding	207,841
Unvested restricted stock held by management and employees	642
Share grants under deferred compensation plan	909
Combined shares outstanding	209,392

Debt Summary as of September 30, 2018
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	55,600	November 2020
Westin Washington D.C. City Center	3.99%	Fixed	63,269	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	27,849	April 2023
Westin San Diego	3.94%	Fixed	63,761	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	82,990	August 2024
Renaissance Worthington	3.66%	Fixed	82,941	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	62,694	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	195,382	November 2025
New Market Tax Credit loan(1)	5.17%	Fixed	2,943	December 2020
Unamortized debt issuance costs, net			(4,290)
Total mortgage and other debt, net of unamortized debt issuance costs			633,139

Unsecured term loan	LIBOR + 1.45(2)	Variable	100,000	May 2021
Unsecured term loan	LIBOR + 1.45(2)	Variable	200,000	April 2022
Unamortized debt issuance costs, net			(1,502)
Unsecured term loans, net of unamortized debt issuance costs			298,498

Senior unsecured credit facility	LIBOR + 1.50	Variable	—	May 2020 (3)

Total debt, net of unamortized debt issuance costs			$931,637
Weighted-average interest rate of fixed rate debt	4.23%
Total weighted-average interest rate	4.03%

(1)	Assumed in connection with the acquisition of the Hotel Palomar Phoenix in March 2018.

(2)	The interest rate as of September 30, 2018 was 3.55%.

(3)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – Third Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	3Q 2018	3Q 2017	B/(W)	3Q 2018	3Q 2017	B/(W)	3Q 2018	3Q 2017	B/(W)	3Q 2018	3Q 2017	B/(W)
Atlanta Alpharetta Marriott	$162.26	$162.05	0.1%	72.9%	76.1%	(3.2)%	$118.35	$123.25	(4.0)%	35.64%	30.57%	507 bps
Bethesda Marriott Suites	$166.55	$152.68	9.1%	63.1%	73.2%	(10.1)%	$105.09	$111.79	(6.0)%	19.60%	20.10%	-50 bps
Boston Westin	$259.62	$262.82	(1.2)%	83.0%	81.5%	1.5%	$215.46	$214.21	0.6%	27.89%	31.31%	-342 bps
Hilton Boston Downtown	$339.42	$321.72	5.5%	93.7%	92.3%	1.4%	$317.98	$297.04	7.0%	45.25%	45.12%	13 bps
Hilton Burlington	$237.75	$224.97	5.7%	90.2%	92.6%	(2.4)%	$214.40	$208.43	2.9%	45.43%	50.60%	-517 bps
Renaissance Charleston	$234.15	$227.46	2.9%	80.0%	87.4%	(7.4)%	$187.40	$198.80	(5.7)%	34.06%	37.61%	-355 bps
Chicago Marriott	$238.88	$225.10	6.1%	87.1%	87.2%	(0.1)%	$207.95	$196.29	5.9%	33.19%	31.71%	148 bps
Chicago Gwen	$279.06	$223.15	25.1%	85.7%	89.4%	(3.7)%	$239.24	$199.57	19.9%	33.78%	25.48%	830 bps
Courtyard Denver Downtown	$211.72	$217.19	(2.5)%	89.4%	88.1%	1.3%	$189.35	$191.37	(1.1)%	52.78%	52.49%	29 bps
Courtyard Fifth Avenue	$269.65	$266.17	1.3%	93.5%	92.9%	0.6%	$252.11	$247.18	2.0%	21.08%	21.15%	-7 bps
Courtyard Midtown East	$261.96	$257.35	1.8%	97.1%	94.7%	2.4%	$254.47	$243.77	4.4%	29.98%	25.67%	431 bps
Fort Lauderdale Westin	$140.03	$141.95	(1.4)%	68.4%	79.9%	(11.5)%	$95.74	$113.38	(15.6)%	11.58%	19.25%	-767 bps
JW Marriott Denver Cherry Creek	$261.10	$270.39	(3.4)%	86.4%	85.6%	0.8%	$225.70	$231.54	(2.5)%	34.18%	38.98%	-480 bps
Sheraton Suites Key West	$210.39	$221.87	(5.2)%	80.5%	81.5%	(1.0)%	$169.27	$180.89	(6.4)%	33.82%	34.94%	-112 bps
The Landing Resort & Spa	$362.68	$350.61	3.4%	83.9%	84.4%	(0.5)%	$304.21	$295.97	2.8%	37.74%	50.47%	-1273 bps
Lexington Hotel New York	$251.05	$256.48	(2.1)%	92.4%	94.0%	(1.6)%	$232.10	$241.14	(3.7)%	22.50%	22.74%	-24 bps
Hotel Palomar Phoenix	$141.85	$140.88	0.7%	73.7%	71.4%	2.3%	$104.54	$100.59	3.9%	12.00%	7.82%	418 bps
Hotel Rex	$216.85	$225.35	(3.8)%	82.2%	92.7%	(10.5)%	$178.27	$208.91	(14.7)%	14.05%	39.93%	-2588 bps
Salt Lake City Marriott	$168.43	$170.44	(1.2)%	72.0%	80.3%	(8.3)%	$121.28	$136.79	(11.3)%	37.73%	38.64%	-91 bps
L'Auberge de Sedona	$516.47	$478.26	8.0%	70.4%	72.5%	(2.1)%	$363.75	$346.94	4.8%	20.37%	16.85%	352 bps
Orchards Inn Sedona	$214.21	$205.50	4.2%	71.4%	79.3%	(7.9)%	$152.90	$162.99	(6.2)%	24.66%	24.12%	54 bps
Shorebreak	$290.87	$281.74	3.2%	85.0%	83.8%	1.2%	$247.25	$236.22	4.7%	38.85%	41.28%	-243 bps
The Lodge at Sonoma	$354.29	$368.44	(3.8)%	80.3%	80.2%	0.1%	$284.34	$295.50	(3.8)%	49.47%	39.17%	1030 bps
Hilton Garden Inn Times Square Central	$256.84	$247.91	3.6%	98.1%	97.7%	0.4%	$251.96	$242.20	4.0%	31.03%	30.58%	45 bps
Vail Marriott	$190.49	$200.36	(4.9)%	59.9%	78.4%	(18.5)%	$114.17	$157.09	(27.3)%	19.69%	24.45%	-476 bps
Westin San Diego	$203.82	$200.25	1.8%	85.5%	90.5%	(5.0)%	$174.19	$181.27	(3.9)%	39.53%	37.99%	154 bps
Westin Washington D.C. City Center	$167.01	$188.07	(11.2)%	88.1%	86.7%	1.4%	$147.18	$163.01	(9.7)%	24.76%	31.80%	-704 bps
Renaissance Worthington	$177.71	$177.76	—%	70.1%	70.2%	(0.1)%	$124.54	$124.84	(0.2)%	31.19%	25.89%	530 bps
Comparable Total (1)	$233.14	$227.91	2.3%	82.4%	84.9%	(2.5)%	$192.07	$193.45	(0.7)%	31.51%	31.55%	-4 bps

(1)
Amounts exclude the operating results of Frenchman's Reef and the Havana Cabana Key West for all periods presented and Hotel Rex from September 1, 2018 to September 30, 2018 and the comparable time period of 2017 and include the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from July 1, 2017 to September 30, 2017.

Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2018	YTD 2017	B/(W)	YTD 2018	YTD 2017	B/(W)	YTD 2018	YTD 2017	B/(W)	YTD 2018	YTD 2017	B/(W)
Atlanta Alpharetta Marriott	$173.66	$168.15	3.3%	69.5%	76.3%	(6.8)%	$120.74	$128.27	(5.9)%	35.28%	32.74%	254 bps
Bethesda Marriott Suites	$179.28	$170.12	5.4%	65.6%	75.6%	(10.0)%	$117.69	$128.53	(8.4)%	26.40%	28.23%	-183 bps
Boston Westin	$250.51	$254.66	(1.6)%	76.5%	79.1%	(2.6)%	$191.56	$201.37	(4.9)%	26.23%	31.47%	-524 bps
Hilton Boston Downtown	$298.92	$290.62	2.9%	88.0%	86.3%	1.7%	$262.93	$250.76	4.9%	40.16%	40.20%	-4 bps
Hilton Burlington	$190.99	$180.10	6.0%	81.8%	81.5%	0.3%	$156.29	$146.86	6.4%	38.88%	40.39%	-151 bps
Renaissance Charleston	$255.55	$245.39	4.1%	84.9%	79.1%	5.8%	$216.86	$194.10	11.7%	40.21%	36.72%	349 bps
Chicago Marriott	$228.45	$218.14	4.7%	73.6%	73.1%	0.5%	$168.23	$159.44	5.5%	26.72%	25.41%	131 bps
Chicago Gwen	$254.98	$219.29	16.3%	82.3%	73.0%	9.3%	$209.79	$160.17	31.0%	26.60%	22.46%	414 bps
Courtyard Denver Downtown	$198.12	$207.87	(4.7)%	84.1%	81.0%	3.1%	$166.55	$168.46	(1.1)%	47.48%	48.97%	-149 bps
Courtyard Fifth Avenue	$259.44	$249.08	4.2%	89.9%	89.1%	0.8%	$233.13	$221.86	5.1%	16.98%	15.55%	143 bps
Courtyard Midtown East	$246.82	$243.41	1.4%	93.7%	90.1%	3.6%	$231.21	$219.26	5.5%	24.86%	24.18%	68 bps
Fort Lauderdale Westin	$199.24	$192.20	3.7%	82.7%	86.9%	(4.2)%	$164.73	$167.03	(1.4)%	32.55%	36.53%	-398 bps
JW Marriott Denver Cherry Creek	$253.12	$262.32	(3.5)%	82.3%	81.1%	1.2%	$208.40	$212.70	(2.0)%	32.71%	34.60%	-189 bps
Sheraton Suites Key West	$252.38	$256.78	(1.7)%	87.8%	89.5%	(1.7)%	$221.61	$229.77	(3.6)%	44.06%	45.38%	-132 bps
The Landing Resort & Spa (1)	$330.90	$310.91	6.4%	63.9%	68.6%	(4.7)%	$211.57	$213.43	(0.9)%	22.02%	38.07%	-1605 bps
Lexington Hotel New York	$236.54	$231.36	2.2%	89.7%	92.1%	(2.4)%	$212.28	$213.14	(0.4)%	16.70%	13.69%	301 bps
Hotel Palomar Phoenix (1)	$179.63	$180.82	(0.7)%	75.8%	75.3%	0.5%	$136.09	$136.18	(0.1)%	25.43%	24.19%	124 bps
Hotel Rex	$204.18	$224.87	(9.2)%	81.6%	83.9%	(2.3)%	$166.71	$188.64	(11.6)%	23.59%	35.14%	-1155 bps
Salt Lake City Marriott	$174.07	$167.03	4.2%	73.3%	79.3%	(6.0)%	$127.67	$132.49	(3.6)%	38.77%	40.12%	-135 bps
L'Auberge de Sedona	$587.68	$523.31	12.3%	74.8%	75.5%	(0.7)%	$439.54	$395.18	11.2%	25.62%	22.47%	315 bps
Orchards Inn Sedona	$249.32	$222.19	12.2%	75.6%	80.3%	(4.7)%	$188.59	$178.32	5.8%	34.03%	31.76%	227 bps
Shorebreak	$261.64	$244.28	7.1%	78.9%	76.3%	2.6%	$206.52	$186.38	10.8%	30.97%	29.54%	143 bps
The Lodge at Sonoma	$309.25	$326.04	(5.1)%	72.2%	65.1%	7.1%	$223.31	$212.12	5.3%	34.21%	27.81%	640 bps
Hilton Garden Inn Times Square Central	$239.27	$227.06	5.4%	97.6%	97.0%	0.6%	$233.61	$220.20	6.1%	28.58%	27.25%	133 bps
Vail Marriott	$294.81	$282.34	4.4%	60.8%	75.0%	(14.2)%	$179.23	$211.68	(15.3)%	32.84%	35.08%	-224 bps
Westin San Diego	$193.20	$198.46	(2.7)%	84.3%	86.9%	(2.6)%	$162.94	$172.39	(5.5)%	38.30%	39.36%	-106 bps
Westin Washington D.C. City Center	$204.56	$223.17	(8.3)%	88.7%	86.6%	2.1%	$181.40	$193.29	(6.2)%	33.48%	40.03%	-655 bps
Renaissance Worthington	$188.71	$182.09	3.6%	74.8%	75.4%	(0.6)%	$141.08	$137.36	2.7%	36.10%	36.10%	0 bps
Comparable Total (2)	$231.73	$226.24	2.4%	79.8%	80.9%	(1.1)%	$184.87	$183.09	1.0%	30.45%	31.13%	-68 bps

(1)	Hotels were acquired on March 1, 2018. Amounts reflect the operating results for these hotels for the period from March 1, 2018 to September 30, 2018 and March 1, 2017 to September 30, 2017.

(2)
Amounts exclude the operating results of Frenchman's Reef and the Havana Cabana Key West for all periods presented and Hotel Rex from September 1, 2018 to September 30, 2018 and the comparable time period of 2017 and include the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1, 2018 to February 28, 2018 and January 1, 2017 to September 30, 2017, respectively and L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,675	$1,215	$451	$—	$—	$1,666
Bethesda Marriott Suites	$3,326	$(1,307)	$456	$—	$1,503	$652
Boston Westin	$22,298	$1,643	$2,413	$2,223	$(60)	$6,219
Hilton Boston Downtown	$12,473	$4,402	$1,242	$—	$—	$5,644
Hilton Burlington	$5,983	$2,207	$511	$—	$—	$2,718
Renaissance Charleston	$3,291	$763	$390	$—	$(32)	$1,121
Chicago Marriott	$32,756	$7,123	$4,147	$(1)	$(397)	$10,872
Chicago Gwen	$9,645	$2,189	$1,069	$—	$—	$3,258
Courtyard Denver Downtown	$3,342	$1,463	$301	$—	$—	$1,764
Courtyard Fifth Avenue	$4,450	$497	$446	$—	$(5)	$938
Courtyard Midtown East	$7,738	$650	$684	$986	$—	$2,320
Fort Lauderdale Westin	$7,752	$(590)	$1,488	$—	$—	$898
Frenchman's Reef	$16	$5,402	$—	$—	$—	$5,402
JW Marriott Denver Cherry Creek	$6,006	$878	$471	$704	$—	$2,053
Havana Cabana Key West	$1,717	$2,076	$238	$—	$—	$2,314
Sheraton Suites Key West	$3,758	$948	$323	$—	$—	$1,271
The Landing Resort & Spa	$3,882	$1,097	$368	$—	$—	$1,465
Lexington Hotel New York	$16,846	$252	$3,525	$5	$8	$3,790
Hotel Palomar Phoenix	$4,108	$(476)	$633	$39	$297	$493
Hotel Rex	$1,231	$34	$139	$—	$—	$173
Salt Lake City Marriott	$7,565	$1,701	$526	$627	$—	$2,854
L'Auberge de Sedona	$5,563	$646	$487	$—	$—	$1,133
Orchards Inn Sedona	$1,752	$154	$235	$—	$43	$432
Shorebreak	$5,094	$1,654	$340	$—	$(15)	$1,979
The Lodge at Sonoma	$7,302	$2,775	$549	$288	$—	$3,612
Hilton Garden Inn Times Square Central	$6,655	$1,254	$811	$—	$—	$2,065
Vail Marriott	$6,877	$611	$743	$—	$—	$1,354
Westin San Diego	$9,587	$2,016	$1,122	$652	$—	$3,790
Westin Washington D.C. City Center	$7,006	$(261)	$1,311	$685	$—	$1,735
Renaissance Worthington	$8,124	$782	$950	$800	$2	$2,534
Total	$220,818	$41,798	$26,369	$7,008	$1,344	$76,522
Less: Closed Hotels (2)	$(1,763)	$(7,210)	$(284)	$—	$—	$(7,494)
Comparable Total	$219,055	$34,588	$26,085	$7,008	$1,344	$69,028

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the operating results of Frenchman's Reef and the Havana Cabana Key West for the period presented and Hotel Rex from September 1, 2018 to September 30, 2018.

Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,540	$994	$394	$—	$—	$1,388
Bethesda Marriott Suites	$3,707	$(1,115)	$347	$—	$1,513	$745
Boston Westin	$23,444	$2,945	$2,194	$2,261	$(60)	$7,340
Hilton Boston Downtown	$11,645	$4,016	$1,238	$—	$—	$5,254
Hilton Burlington	$6,034	$2,541	$512	$—	$—	$3,053
Renaissance Charleston	$3,470	$949	$388	$—	$(32)	$1,305
Chicago Marriott	$30,712	$6,367	$3,751	$18	$(397)	$9,739
Chicago Gwen	$7,719	$878	$1,089	$—	$—	$1,967
Courtyard Denver Downtown	$3,328	$1,438	$309	$—	$—	$1,747
Courtyard Fifth Avenue	$4,383	$429	$446	$—	$52	$927
Courtyard Midtown East	$7,487	$(265)	$676	$1,002	$509	$1,922
Fort Lauderdale Westin	$7,673	$191	$1,286	$—	$—	$1,477
Frenchman's Reef	$11,213	$(945)	$1,104	$—	$1,351	$1,510
JW Marriott Denver Cherry Creek	$6,193	$1,192	$507	$715	$—	$2,414
Havana Cabana Key West	$1,383	$374	$129	$—	$—	$503
Sheraton Suites Key West	$3,334	$729	$294	$—	$142	$1,165
Lexington Hotel New York	$17,156	$411	$3,478	$5	$8	$3,902
Hotel Rex	$2,061	$684	$139	$—	$—	$823
Salt Lake City Marriott	$8,755	$2,208	$531	$644	$—	$3,383
L'Auberge de Sedona	$5,213	$393	$485	$—	$—	$878
Orchards Inn Sedona	$1,962	$198	$234	$—	$41	$473
Shorebreak	$4,726	$1,512	$454	$—	$(15)	$1,951
The Lodge at Sonoma	$7,294	$2,068	$495	$294	$—	$2,857
Hilton Garden Inn Times Square Central	$6,394	$1,161	$794	$—	$—	$1,955
Vail Marriott	$8,461	$1,572	$497	$—	$—	$2,069
Westin San Diego	$9,414	$1,816	$1,094	$666	$—	$3,576
Westin Washington D.C. City Center	$7,631	$422	$1,299	$706	$—	$2,427
Renaissance Worthington	$8,154	$377	$919	$813	$2	$2,111
Total	$223,486	$33,540	$25,083	$7,124	$3,114	$68,866
Add: Prior Ownership Results(2)	$7,676	$946	$866	$38	$296	$2,146
Less: Closed Hotels (3)	$(13,280)	$354	$(1,279)	$—	$(1,351)	$(2,276)
Comparable Total	$217,882	$34,840	$24,670	$7,162	$2,059	$68,736

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from July 1, 2017 to September 30, 2017.

(3)	Amounts represent the operating results of Frenchman's Reef and Havana Cabana Key West for the period presented and Hotel Rex from September 1, 2017 to September 30, 2017.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$14,327	$3,677	$1,378	$—	$—	$5,055
Bethesda Marriott Suites	$11,492	$(2,776)	$1,290	$—	$4,520	$3,034
Boston Westin	$66,888	$3,981	$7,122	$6,625	$(181)	$17,547
Hilton Boston Downtown	$31,021	$8,734	$3,723	$—	$—	$12,457
Hilton Burlington	$13,603	$3,758	$1,531	$—	$—	$5,289
Renaissance Charleston	$11,331	$3,471	$1,180	$—	$(95)	$4,556
Chicago Marriott	$78,271	$9,637	$12,285	$186	$(1,192)	$20,916
Chicago Gwen	$24,930	$3,382	$3,250	$—	$—	$6,632
Courtyard Denver Downtown	$8,747	$3,225	$928	$—	$—	$4,153
Courtyard Fifth Avenue	$12,216	$746	$1,343	$—	$(15)	$2,074
Courtyard Midtown East	$20,884	$203	$2,048	$2,940	$—	$5,191
Fort Lauderdale Westin	$35,618	$7,434	$4,161	$—	$—	$11,595
Frenchman's Reef	$16	$13,167	$—	$—	$—	$13,167
JW Marriott Denver Cherry Creek	$17,122	$2,009	$1,493	$2,098	$—	$5,600
Havana Cabana Key West	$2,972	$2,127	$456	$—	$—	$2,583
Sheraton Suites Key West	$13,898	$5,064	$1,059	$—	$—	$6,123
The Landing Resort & Spa	$6,467	$565	$859	$—	$—	$1,424
Lexington Hotel New York	$46,310	$(2,741)	$10,436	$16	$24	$7,735
Hotel Palomar Phoenix	$12,106	$784	$1,513	$90	$692	$3,079
Hotel Rex	$4,536	$652	$418	$—	$—	$1,070
Salt Lake City Marriott	$24,519	$5,943	$1,690	$1,874	$—	$9,507
L'Auberge de Sedona	$18,923	$3,387	$1,462	$—	$—	$4,849
Orchards Inn Sedona	$6,468	$1,370	$705	$—	$126	$2,201
Shorebreak	$12,943	$2,986	$1,067	$—	$(44)	$4,009
The Lodge at Sonoma	$18,467	$3,879	$1,579	$859	$—	$6,317
Hilton Garden Inn Times Square Central	$18,364	$2,813	$2,435	$—	$—	$5,248
Vail Marriott	$25,413	$6,529	$1,817	$—	$—	$8,346
Westin San Diego	$27,853	$5,390	$3,334	$1,945	$—	$10,669
Westin Washington D.C. City Center	$25,060	$2,402	$3,937	$2,050	$—	$8,389
Renaissance Worthington	$29,532	$5,465	$2,805	$2,384	$6	$10,660
Total	$640,297	$107,263	$77,304	$21,067	$3,841	$209,460
Add: Prior Ownership Results (2)	$5,305	$1,101	$577	$38	$50	$1,766
Less: Closed Hotels (3)	$(3,018)	$(15,026)	$(502)	$—	$—	$(15,528)
Comparable Total	$642,584	$93,338	$77,379	$21,105	$3,891	$195,698

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1, 2018 to February 28, 2018.

(3)	Amounts represent the operating results of Frenchman's Reef and the Havana Cabana Key West for the period presented and Hotel Rex from September 1, 2018 to September 30, 2018.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$14,845	$3,696	$1,164	$—	$—	$4,860
Bethesda Marriott Suites	$12,629	$(2,024)	$1,039	$—	$4,550	$3,565
Boston Westin	$70,371	$9,024	$6,567	$6,738	$(181)	$22,148
Hilton Boston Downtown	$29,651	$8,210	$3,710	$—	$—	$11,920
Hilton Burlington	$13,083	$3,740	$1,544	$—	$—	$5,284
Renaissance Charleston	$9,948	$2,635	$1,113	$—	$(95)	$3,653
Chicago Marriott	$77,887	$9,895	$10,965	$121	$(1,192)	$19,789
Chicago Gwen	$18,220	$1,074	$3,018	$—	$—	$4,092
Courtyard Denver Downtown	$8,723	$3,382	$890	$—	$—	$4,272
Courtyard Fifth Avenue	$11,689	$321	$1,342	$—	$155	$1,818
Courtyard Midtown East	$20,009	$(656)	$1,998	$2,987	$509	$4,838
Fort Lauderdale Westin	$33,858	$8,517	$3,852	$—	$—	$12,369
Frenchman's Reef	$50,247	$7,634	$4,395	$—	$1,351	$13,380
JW Marriott Denver Cherry Creek	$17,771	$2,496	$1,522	$2,131	$—	$6,149
Havana Cabana Key West	$5,392	$2,041	$517	$—	$—	$2,558
Sheraton Suites Key West	$13,559	$5,138	$873	$—	$142	$6,153
Lexington Hotel New York	$44,658	$(6,266)	$10,422	$1,932	$24	$6,112
Hotel Rex	$5,529	$1,520	$423	$—	$—	$1,943
Salt Lake City Marriott	$26,042	$6,942	$1,580	$1,926	$—	$10,448
L'Auberge de Sedona	$14,573	$2,579	$1,177	$—	$—	$3,756
Orchards Inn Sedona	$5,408	$1,215	$545	$—	$97	$1,857
Shorebreak	$10,955	$1,981	$1,299	$—	$(44)	$3,236
The Lodge at Sonoma	$16,682	$2,409	$1,352	$878	$—	$4,639
Hilton Garden Inn Times Square Central	$17,275	$2,331	$2,376	$—	$—	$4,707
Vail Marriott	$29,663	$8,911	$1,496	$—	$—	$10,407
Westin San Diego	$27,948	$5,724	$3,290	$1,986	$—	$11,000
Westin Washington D.C. City Center	$26,452	$4,591	$3,887	$2,112	$—	$10,590
Renaissance Worthington	$29,901	$5,694	$2,675	$2,419	$6	$10,794
Total	$662,968	$102,754	$75,031	$23,230	$5,322	$206,333
Add: Prior Ownership Results(2)	$27,268	$3,312	$3,119	$114	$673	$7,218
Less: Closed Hotels (3)	$(56,323)	$(9,892)	$(4,958)	$—	$(1,351)	$(16,201)
Comparable Total	$633,913	$96,174	$73,192	$23,344	$4,644	$197,350

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1, 2017 to September 30, 2017 and L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

(3)	Amounts represent the operating results of Frenchman's Reef and the Havana Cabana Key West for the period presented and Hotel Rex from September 1, 2017 to September 30, 2017.